UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March  23, 2011

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
Air Transport Services Group, Inc.’s (“ATSG’s”) President & Chief Executive Officer, Joseph C. Hete, and Chief Financial Officer, Quint O. Turner, will be giving a presentation and holding a series of one-on-one meetings with investors at the Sidoti 15th Annual Emerging Growth Institutional Investor Forum in the morning on March 23, 2011, in New York, New York. Mr. Hete will also be attending a dinner meeting with investors in the evening on March 24, 2011, in Chicago, Illinois. During the presentation and meetings, Messrs. Hete and Turner will be providing an overview of ATSG, its historical financial performance and growth strategy, utilizing the written presentation attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.
See Item 2.02 above.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Investor Presentation, dated March 2011, to be disclosed on March 23, 2011, in New York, New York and on March 24, 2011, in Chicago, Illinois.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. Vice President Corporate General Counsel & Secretary

Date: March 23, 2011